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                                                                Exhibit 23.1(a)


                                   CONSENT OF
                             INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 4, 1995 appearing on page 18 of Metal Management, Inc.'s (formerly General Parametrics Corporation) Annual Report on Form 10-K for the year ended October 31, 1995, and appearing on page F-2 of Metal Management, Inc.'s Joint Proxy Statement dated March 8, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

San Jose, California

July 1, 1996